Exhibit 99.2

Chicago, IL - July 30, 2013 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2013. All per share results are reported as available to common shares on a diluted basis.

Second Quarter 2013
For the second quarter of 2013, the company reported earnings of $0.90 per share compared to $0.33 per share in the second quarter of 2012. The difference is due primarily to higher gains from property sales in the second quarter of 2013, partially offset by higher depreciation as a result of the Archstone acquisition, as well as the items discussed above.

Six Months Ended June 30, 2013
For the six months ended June 30, 2013, the company reported earnings of $3.84 per share compared to $0.81 per share in the same period of 2012.

Same Store Results
On a same store second quarter to second quarter comparison, which includes 85,509 apartment units, revenues increased 4.9%, expenses increased 3.6% and NOI increased 5.6%.

On a same store six-month to six-month comparison, which includes 84,965 apartment units, revenues increased 5.0%, expenses increased 3.4% and NOI increased 5.8%.

Acquisitions/Dispositions
During the first six months of 2013, the company acquired 77 properties, consisting of 22,103 apartment units. With the exception of the acquisition discussed above, these properties were acquired as part of the company's $9 billion acquisition of 60% of the assets and liabilities of Archstone.

During the first six months of 2013, the company sold 82 apartment properties, consisting of 24,197 apartment units, for an aggregate sale price of $3.7 billion at a weighted average cap rate of 6.0%. These sales, excluding two Archstone assets that were sold shortly after their acquisition, generated an unlevered IRR, inclusive of management costs, of 9.7%.

Capital Markets Activities
The company also announced today certain actions designed to maintain its flexibility in the capital markets.

Earlier today, the company filed with the SEC a new universal shelf registration statement on Form S-3 for use in future registered equity and debt securities offerings.  This registration statement was filed to replace the company's current universal shelf registration statement, which expires later this year.

The company's Board has also authorized an increase to the amount of shares which may be offered under the company's At-The-Market (ATM) offering program from 6 million shares to 13 million shares. The company has also modified its existing share repurchase program to allow for the potential repurchase of up to 13 million company common shares. The program previously had repurchase capacity equating to approximately 8 million shares. These actions replenish the capacity in these programs to levels that the company believes are appropriate for its size. The company has not used its ATM program since the third quarter of 2012, has not used its share repurchase program for open market repurchases since 2008 and has no immediate plans to utilize either program.

Also, as previously disclosed, on April 10, 2013, the company closed a $500 million unsecured note offering maturing April 15, 2023 with a coupon of 3.0% and an all in effective rate of approximately 4.0% including the effect of fees and the termination of certain interest rate hedges.  Proceeds from the issuance were used to repay secured debt and amounts outstanding on the company's revolving credit facility, fund termination costs on interest rate swaps and for other corporate purposes.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012
REVENUES
Rental income	$1,151,918	$874,338	$632,405	$446,139
Fee and asset management	4,833	4,276	2,673	2,212
Total revenues	1,156,751	878,614	635,078	448,351

EXPENSES
Property and maintenance	220,417	173,819	117,819	85,423
Real estate taxes and insurance	145,400	104,268	78,547	53,422
Property management	44,520	44,276	22,031	20,937
Fee and asset management	3,223	2,487	1,577	1,180
Depreciation	528,328	289,273	327,985	145,438
General and administrative	32,582	27,079	16,086	13,391
Total expenses	974,470	641,202	564,045	319,791

Operating income	182,281	237,412	71,033	128,560

Interest and other income	504	427	249	258
Other expenses	(3,544)	(14,603)	(981)	(8,802)
Merger expenses	(19,559)	(1,834)	(467)	(685)
Interest:
Expense incurred, net	(317,417)	(232,254)	(122,950)	(114,627)
Amortization of deferred financing costs	(11,301)	(6,945)	(4,353)	(4,017)
(Loss) income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	(169,036)	(17,797)	(57,469)	687
Income and other tax (expense) benefit	(833)	(380)	(428)	(213)
(Loss) from investments in unconsolidated entities due to operations	(1,530)	—	(1,175)	—
(Loss) from investments in unconsolidated entities due to merger expenses	(53,010)	—	(6,999)	—
Net gain on sales of land parcels	14,616	—	14,616	—
(Loss) income from continuing operations	(209,793)	(18,177)	(51,455)	474
Discontinued operations, net	1,607,559	278,659	388,187	107,841
Net income	1,397,766	260,482	336,732	108,315
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(56,111)	(11,150)	(12,788)	(4,732)
Partially Owned Properties	790	(769)	815	(319)
Net income attributable to controlling interests	1,342,445	248,563	324,759	103,264
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Net income available to Common Shares	$1,340,373	$241,630	$323,723	$99,797

Earnings per share – basic:
(Loss) from continuing operations available to Common Shares	$(0.58)	$(0.08)	$(0.14)	$(0.01)
Net income available to Common Shares	$3.84	$0.81	$0.90	$0.33
Weighted average Common Shares outstanding	348,654	299,499	359,653	300,193

Earnings per share – diluted:
(Loss) from continuing operations available to Common Shares	$(0.58)	$(0.08)	$(0.14)	$(0.01)
Net income available to Common Shares	$3.84	$0.81	$0.90	$0.33
Weighted average Common Shares outstanding	348,654	299,499	359,653	300,193

Distributions declared per Common Share outstanding	$0.80	$0.6750	$0.40	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012
Net income	$1,397,766	$260,482	$336,732	$108,315
Net loss (income) attributable to Noncontrolling Interests –
Partially Owned Properties	790	(769)	815	(319)
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Net income available to Common Shares and Units	1,396,484	252,780	336,511	104,529

Adjustments:
Depreciation	528,328	289,273	327,985	145,438
Depreciation – Non-real estate additions	(2,473)	(2,781)	(1,257)	(1,427)
Depreciation – Partially Owned and Unconsolidated Properties	(2,508)	(1,597)	(1,493)	(797)
Discontinued operations:
Depreciation	22,160	58,833	2,465	27,560
Net (gain) on sales of discontinued operations	(1,588,874)	(204,053)	(389,952)	(71,097)
Net incremental gain on sales of condominium units	7	49	7	—
Gain on sale of Equity Corporate Housing (ECH)	601	350	351	350
FFO available to Common Shares and Units (1) (3) (4)	353,725	392,854	274,617	204,556

Adjustments:
Property acquisition costs and write-off of pursuit costs	76,116	10,894	8,448	8,268
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	78,820	1,377	(823)	1,418
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(15,224)	(491)	(14,974)	(487)
Other miscellaneous non-comparable items	—	2,223	—	1,249
Normalized FFO available to Common Shares and Units (2) (3) (4)	$493,437	$406,857	$267,268	$215,004

FFO (1) (3)	$355,797	$399,787	$275,653	$208,023
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$353,725	$392,854	$274,617	$204,556

Normalized FFO (2) (3)	$495,509	$413,790	$268,304	$218,471
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$493,437	$406,857	$267,268	$215,004

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate
Land	$6,264,787	$4,554,912
Depreciable property	19,568,973	15,711,944
Projects under development	585,749	387,750
Land held for development	569,398	353,823
Investment in real estate	26,988,907	21,008,429
Accumulated depreciation	(4,547,327)	(4,912,221)
Investment in real estate, net	22,441,580	16,096,208
Cash and cash equivalents	152,564	612,590
Investments in unconsolidated entities	188,582	17,877
Deposits – restricted	197,267	250,442
Escrow deposits – mortgage	41,357	9,129
Deferred financing costs, net	71,013	44,382
Other assets	390,020	170,372
Total assets	$23,482,383	$17,201,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$6,247,612	$3,898,369
Notes, net	5,475,954	4,630,875
Accounts payable and accrued expenses	84,603	38,372
Accrued interest payable	86,083	76,223
Other liabilities	318,622	304,518
Security deposits	71,857	66,988
Distributions payable	150,846	260,176
Total liabilities	12,435,577	9,275,521

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	407,890	398,372
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of June 30, 2013 and December 31, 2012	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 360,312,049 shares issued and outstanding as of June 30, 2013 and 325,054,654 shares issued and outstanding as of December 31, 2012	3,603	3,251
Paid in capital	8,496,027	6,542,355
Retained earnings	1,939,598	887,355
Accumulated other comprehensive (loss)	(166,844)	(193,148)
Total shareholders’ equity	10,322,384	7,289,813
Noncontrolling Interests:
Operating Partnership	209,039	159,606
Partially Owned Properties	107,493	77,688
Total Noncontrolling Interests	316,532	237,294
Total equity	10,638,916	7,527,107
Total liabilities and equity	$23,482,383	$17,201,000

Equity Residential

	Portfolio Summary as of December 31, 2012				Portfolio Summary as of June 30, 2013
			% of	Average			% of	Average
		Apartment	Stabilized	Rental		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	43	14,425	15.9%	$1,992	56	18,275	19.4%	$2,260
New York	30	8,047	13.9%	3,433	38	10,330	16.9%	3,687
San Francisco	40	9,094	8.6%	1,902	50	12,765	11.7%	2,115
Los Angeles	48	9,815	9.9%	1,879	57	11,960	11.2%	2,053
Boston	26	5,832	8.2%	2,560	34	7,816	10.2%	2,774
South Florida	36	12,253	9.0%	1,463	33	10,833	7.0%	1,525
Seattle	38	7,563	6.4%	1,627	40	7,896	5.9%	1,705
San Diego	14	4,963	5.0%	1,851	15	4,915	4.4%	1,892
Denver	24	8,144	5.5%	1,226	19	6,935	4.2%	1,292
Orange County, CA	11	3,490	3.3%	1,660	11	3,490	2.8%	1,689
Subtotal – Core	310	83,626	85.7%	1,941	353	95,215	93.7%	2,172

Non-Core:
Inland Empire, CA	10	3,081	2.4%	1,491	10	3,081	2.1%	1,515
Orlando	21	6,413	3.5%	1,086	10	3,383	1.7%	1,132
New England (excluding Boston)	14	2,611	1.3%	1,174	11	1,965	0.8%	1,226
Phoenix	25	7,400	3.4%	946	6	2,040	0.7%	900
Atlanta	12	3,616	2.0%	1,157	4	1,343	0.6%	1,268
Tacoma, WA	3	1,467	0.6%	951	2	1,236	0.4%	1,030
Jacksonville	6	2,117	1.1%	1,005	—	—	—	—
Subtotal – Non-Core	91	26,705	14.3%	1,099	43	13,048	6.3%	1,206
Total	401	110,331	100.0%	1,737	396	108,263	100.0%	2,055

Military Housing	2	5,039	—	—	2	5,125	—	—

Grand Total	403	115,370	100.0%	$1,737	398	113,388	100.0%	$2,055

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2013 NOI for stabilized properties, budgeted year one (March 2013 to February 2014) NOI for the Archstone properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

Equity Residential

Portfolio as of June 30, 2013

		Properties	Apartment Units
Wholly Owned Properties		373	103,322
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,752
Partially Owned Properties - Unconsolidated		1	336
Military Housing		2	5,125

		398	113,388

Portfolio Rollforward 2013
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2012	403	115,370
Acquisitions:
Consolidated:
Rental Properties (2)	73	20,914	$8,524,427	4.9%
Master-Leased Properties (2)	3	853	$250,752	5.6%
Uncompleted Developments (two)	—	—	$36,583
Land Parcels (fourteen) (2)	—	—	$255,918
Unconsolidated (3):
Rental Properties	1	336	$5,113	5.8%
Uncompleted Developments (two) (2)	—	—	$14,854
Land Parcel (one)	—	—	$4,097
Dispositions:
Consolidated:
Rental Properties	(82)	(24,197)	$(3,705,082)	6.0%
Land Parcels (five)	—	—	$(59,750)
Other (1)	—	—	$(30,734)
Configuration Changes	—	112

6/30/2013	398	113,388

(1)			Represents a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle that was acquired in 2011.

(2)			Amounts have been adjusted to reflect Q2 2013 changes to the purchase price allocation for certain assets which were acquired in the Archstone transaction.

(3)			EQR owns various equity interests in these unconsolidated rental properties, uncompleted developments and land parcels. Purchase price listed is EQR's net investment price.

Equity Residential

Second Quarter 2013 vs. Second Quarter 2012
Same Store Results/Statistics for 85,509 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q2 2013	$461,195	$158,469	$302,726	$1,884	95.5%	14.9%
Q2 2012	$439,744	$153,009	$286,735	$1,803	95.2%	15.1%

Change	$21,451	$5,460	$15,991	$81	0.3%	(0.2%)

Change	4.9%	3.6%	5.6%	4.5%

June YTD 2013 vs. June YTD 2012
Same Store Results/Statistics for 84,965 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2013	$906,902	$317,324	$589,578	$1,869	95.3%	27.2%
YTD 2012	$864,071	$306,986	$557,085	$1,787	95.0%	27.2%

Change	$42,831	$10,338	$32,493	$82	0.3%	0.0%

Change	5.0%	3.4%	5.8%	4.6%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Second Quarter 2013 vs. Second Quarter 2012
Same Store Operating Expenses for 85,509 Same Store Apartment Units
$ in thousands
					% of Actual Q2 2013 Operating Expenses

	Actual Q2 2013	Actual Q2 2012	$ Change	% Change

Real estate taxes	$51,875	$48,219	$3,656	7.6%	32.7%
On-site payroll (1)	34,134	33,537	597	1.8%	21.5%
Utilities (2)	23,199	22,182	1,017	4.6%	14.6%
Repairs and maintenance (3)	22,002	21,173	829	3.9%	13.9%
Property management costs (4)	15,681	16,490	(809)	(4.9%)	9.9%
Insurance	4,820	4,811	9	0.2%	3.1%
Leasing and advertising	2,614	2,426	188	7.7%	1.7%
Other on-site operating expenses (5)	4,144	4,171	(27)	(0.6%)	2.6%

Same store operating expenses	$158,469	$153,009	$5,460	3.6%	100.0%

June YTD 2013 vs. June YTD 2012
Same Store Operating Expenses for 84,965 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2013 Operating Expenses

	Actual YTD 2013	Actual YTD 2012	$ Change	% Change

Real estate taxes	102,540	95,786	6,754	7.1%	32.3%
On-site payroll (1)	68,110	67,705	405	0.6%	21.5%
Utilities (2)	48,523	46,354	2,169	4.7%	15.3%
Repairs and maintenance (3)	42,778	40,663	2,115	5.2%	13.5%
Property management costs (4)	30,835	32,403	(1,568)	(4.8%)	9.7%
Insurance	10,167	9,559	608	6.4%	3.2%
Leasing and advertising	4,997	4,697	300	6.4%	1.6%
Other on-site operating expenses (5)	9,374	9,819	(445)	(4.5%)	2.9%

Same store operating expenses	$317,324	$306,986	$10,338	3.4%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of June 30, 2013
(Amounts in thousands)
								Weighted Average Maturities (years)
							Weighted Average Rates (1)

					Amounts (1)	% of Total

Secured					$6,247,612	53.3%	4.37%	7.0
Unsecured					5,475,954	46.7%	4.94%	5.0

Total					$11,723,566	100.0%	4.65%	6.1

Fixed Rate Debt:
Secured – Conventional					$5,565,166	47.5%	4.79%	5.5
Unsecured – Public/Private					4,725,954	40.3%	5.64%	5.6

Fixed Rate Debt					10,291,120	87.8%	5.19%	5.5

Floating Rate Debt:
Secured – Conventional					57,261	0.5%	2.34%	1.3
Secured – Tax Exempt					625,185	5.3%	0.60%	19.6
Unsecured – Public/Private					750,000	6.4%	1.81%	1.5
Unsecured – Revolving Credit Facility					—	—	1.27%	4.8

Floating Rate Debt					1,432,446	12.2%	1.30%	9.6

Total					$11,723,566	100.0%	4.65%	6.1

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2013.

Note: The Company capitalized interest of approximately $20.0 million and $10.1 million during the six months ended June 30, 2013 and 2012, respectively. The Company capitalized interest of approximately $11.6 million and $5.1 million during the quarters ended June 30, 2013 and 2012, respectively.

Debt Maturity Schedule as of June 30, 2013
(Amounts in thousands)
							Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)		Floating Rate (1)
Year					Total	% of Total

2013	$5,614		$259		$5,873	0.1%	5.47%	5.38%
2014	1,517,354		49,017		1,566,371	13.4%	5.67%	5.57%
2015	419,785		750,000	(2)	1,169,785	10.0%	6.29%	3.14%
2016	1,192,559		—		1,192,559	10.2%	5.34%	5.34%
2017	2,171,013	(3)	456		2,171,469	18.5%	6.20%	6.20%
2018	83,599		724		84,323	0.7%	5.63%	5.63%
2019	805,844		20,766		826,610	7.1%	5.48%	5.35%
2020	1,677,783		809		1,678,592	14.3%	5.49%	5.49%
2021	1,194,390		856		1,195,246	10.2%	4.64%	4.64%
2022	228,045		905		228,950	1.9%	3.17%	3.18%
2023+	806,868		675,944		1,482,812	12.6%	4.23%	2.51%
Premium/(Discount)	188,266		(67,290)		120,976	1.0%	N/A	N/A

Total	$10,291,120		$1,432,446		$11,723,566	100.0%	5.43%	4.86%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2013.

(2)	Includes the Company's senior unsecured $750.0 million delayed draw term loan facility that matures on January 11, 2015 and is subject to a one-year extension option exercisable by the Company.

(3)
Includes $1.27 billion in Archstone mortgage notes payable of which all or a portion of can be modified and extended to mature in 2023 under certain circumstances. The Company and the lender are in the process of modifying and extending this debt.

Equity Residential
Unsecured Debt Summary as of June 30, 2013
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.250%	09/15/14		$500,000	$(74)	$499,926
	6.584%	04/13/15		300,000	(193)	299,807
	5.125%	03/15/16		500,000	(144)	499,856
	5.375%	08/01/16		400,000	(572)	399,428
	5.750%	06/15/17		650,000	(2,034)	647,966
	7.125%	10/15/17		150,000	(278)	149,722
	4.750%	07/15/20		600,000	(3,205)	596,795
	4.625%	12/15/21		1,000,000	(3,207)	996,793
	3.000%	04/15/23		500,000	(4,339)	495,661
	7.570%	08/15/26		140,000	—	140,000

				4,740,000	(14,046)	4,725,954
Floating Rate Notes:
Delayed Draw Term Loan Facility	LIBOR+1.20%	01/11/15	(1)(2)	750,000	—	750,000

				750,000	—	750,000

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(1)(3)	—	—	—

Total Unsecured Debt				$5,490,000	$(14,046)	$5,475,954

(1)	Facilities are private. All other unsecured debt is public.

(2)
On January 11, 2013, the Company entered into a senior unsecured $750.0 million delayed draw term loan facility which was fully drawn on February 27, 2013 in connection with the Archstone acquisition. The maturity date of January 11, 2015 is subject to a one-year extension option exercisable by the Company. The interest rate on advances under the term loan facility will generally be LIBOR plus a spread (currently 1.20%), which is dependent on the credit rating of the Company's long-term debt.

(3)
On January 11, 2013, the Company replaced its existing $1.75 billion facility with a $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of June 30, 2013, there was approximately $2.47 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Capital Structure as of June 30, 2013
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$6,247,612	53.3%
Unsecured Debt			5,475,954	46.7%

Total Debt			11,723,566	100.0%	35.0%

Common Shares (includes Restricted Shares)	360,312,049	96.2%
Units (includes OP Units and LTIP Units)	14,214,427	3.8%

Total Shares and Units	374,526,476	100.0%
Common Share Price at June 30, 2013	$58.06
			21,745,007	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			21,795,007	100.0%	65.0%

Total Market Capitalization			$33,518,573		100.0%

Perpetual Preferred Equity as of June 30, 2013
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q213	YTD Q212	Q213	Q212

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	348,653,658	299,499,337	359,652,775	300,193,311
Shares issuable from assumed conversion/vesting of (1):
- OP Units	—	—	—	—
- long-term compensation shares/units	—	—	—	—

Total Common Shares and Units - diluted (1)	348,653,658	299,499,337	359,652,775	300,193,311

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	360,312,049	300,961,645
Units (includes OP Units and LTIP Units)	14,214,427	14,508,752

Total Shares and Units	374,526,476	315,470,397

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the six months and quarters ended June 30, 2013 and 2012.

Equity Residential
Partially Owned Entities as of June 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development			Held for and/or Under Development	Operating

		Operating	Total			Total

Total projects (1)	—	19	19	—	1	1

Total apartment units (1)	—	3,752	3,752	—	336	336

Operating information for the six months ended 6/30/13 (at 100%):
Operating revenue	$—	$38,352	$38,352	$1,203	$1,610	$2,813
Operating expenses	179	12,293	12,472	1,091	671	1,762

Net operating (loss) income	(179)	26,059	25,880	112	939	1,051
Depreciation	—	17,056	17,056	—	2,158	2,158
General and administrative/other	503	31	534	11	—	11

Operating (loss) income	(682)	8,972	8,290	101	(1,219)	(1,118)
Interest and other income	1	3	4	—	2	2
Other expenses	(181)	(3)	(184)	—	—	—
Interest:
Expense incurred, net	—	(6,712)	(6,712)	(208)	(373)	(581)
Amortization of deferred financing costs	—	(131)	(131)	—	—	—

(Loss) income before income and other taxes, (loss) from
investments in unconsolidated entities, net (loss)
gain on sales of land parcels and discontinued
operations	(862)	2,129	1,267	(107)	(1,590)	(1,697)
Income and other tax (expense) benefit	(11)	(56)	(67)	—	—	—
(Loss) from investments in unconsolidated entities	—	(342)	(342)	—	—	—
Net (loss) on sales of land parcels	(17)	—	(17)	—	—	—
Net gain on sales of discontinued operations	—	26,686	26,686	—	—	—

Net (loss) income	$(890)	$28,417	$27,527	$(107)	$(1,590)	$(1,697)

Debt - Secured (2):
EQR Ownership (3)	$—	$280,625	$280,625	$47,234	$6,110	$53,344
Noncontrolling Ownership	—	78,007	78,007	98,533	24,440	122,973

Total (at 100%)	$—	$358,632	$358,632	$145,767	$30,550	$176,317

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $2.7 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $88.3 million at June 30, 2013. The ventures are owned 60% by the Company and 40% by AVB.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2013
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Capital Expenditures to Real Estate
	Total Apartment Units (1)	Replacements (2)	Avg. Per Apartment Unit	Building Improvements (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit

Same Store Properties (4)	84,965	$23,154	$273	$22,522	$265	$45,676	$538	(7)

Non-Same Store Properties (5)	22,962	4,000	244	3,845	234	7,845	478

Other (6)	—	1,989		1,743		3,732

Total	107,927	$29,143		$28,110		$57,253

(1)
Total Apartment Units - Excludes 336 unconsolidated apartment units and 5,125 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $9.5 million spent during the six months ended June 30, 2013 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,256 apartment units (equating to about $7,600 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2013, the Company expects to spend approximately $40.8 million rehabbing 5,000 apartment units (equating to about $8,150 per apartment unit rehabbed).

(3)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(4)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2012, less properties subsequently sold.

(5)
Non-Same Store Properties - Primarily includes all properties acquired during 2012 and 2013, plus any properties in lease-up and not stabilized as of January 1, 2012. Per apartment unit amounts are based on a weighted average of 16,416 apartment units. Includes approximately four months of activity for the Archstone properties.

(6)		Other - Primarily includes expenditures for properties sold during the period.

(7)
For 2013, the Company estimates that it will spend approximately $1,500 per apartment unit of capital expenditures for the approximately 80,000 apartment units that the Company expects to have in its annual same store set, inclusive of apartment unit renovation/rehab costs, or $1,150 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012

REVENUES
Rental income	$73,144	$198,955	$8,313	$98,628

Total revenues	73,144	198,955	8,313	98,628

EXPENSES (1)
Property and maintenance	23,062	47,382	6,707	22,977
Real estate taxes and insurance	7,304	15,420	468	10,029
Property management	1	141	—	71
Depreciation	22,160	58,833	2,465	27,560
General and administrative	71	43	64	39

Total expenses	52,598	121,819	9,704	60,676

Discontinued operating income (loss)	20,546	77,136	(1,391)	37,952

Interest and other income	91	47	38	19
Other expenses	(3)	(147)	(1)	(30)
Interest (2):
Expense incurred, net	(1,258)	(2,362)	(6)	(1,279)
Amortization of deferred financing costs	(228)	(92)	—	(46)
Income and other tax (expense) benefit	(463)	24	(405)	128

Discontinued operations	18,685	74,606	(1,765)	36,744
Net gain on sales of discontinued operations	1,588,874	204,053	389,952	71,097

Discontinued operations, net	$1,607,559	$278,659	$388,187	$107,841

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands)

Same Store NOI Reconciliation

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2013 and the Second Quarter 2013 Same Store Properties:
	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012

Operating income	$182,281	$237,412	$71,033	$128,560
Adjustments:
Non-same store operating results	(152,003)	5,110	(111,282)	378
Fee and asset management revenue	(4,833)	(4,276)	(2,673)	(2,212)
Fee and asset management expense	3,223	2,487	1,577	1,180
Depreciation	528,328	289,273	327,985	145,438
General and administrative	32,582	27,079	16,086	13,391

Same store NOI	$589,578	$557,085	$302,726	$286,735